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                               Exhibit 21
                               ----------



               Subsidiaries of Mahaska Investment Company


                                                             State or Other
                                Name Under                   Jurisdiction
                                Which Doing                  in which
Subsidiary Name                 Business                     Incorporated
---------------                 -----------                  --------------
Mahaska State Bank              ----                         Iowa

Central Valley Bank             ----                         United States

On-Site Credit Services, Inc.   ----                         Iowa

Pella State Bank                ----                         Iowa